December 28, 2016

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 912 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 912 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 912 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

JMS/DSM

EXHIBIT A

82.	13D Activist Fund
83.	Adaptive Allocation Fund
84.	Altegris/AACA Real Estate Long Short Fund
85.	Altegris Equity Long Short Fund
86.	Altegris Fixed Income Long Short Fund
87.	Altegris Futures Evolution Strategy Fund
7.	Altegris GSA Trend Strategy Fund
8.	Altegris Macro Strategy Fund
9.	Altegris Managed Futures Strategy Fund
10.	Altegris Multi-Strategy Alternative Fund
11.	Anchor Tactical Municipal Fund
12.	Ascendant Deep Value Convertibles Fund (fka, Ascendant Diversified Income & Growth Fund and Ascendant MultiCap Equity Fund)
13.	Ascendant Tactical Yield Fund
14.	Astor Active Income ETF Fund
15.	Astor Macro Alternative Fund
16.	Astor S.T.A.R. ETF Fund
17.	Astor Long/Short ETF Fund
18.	Athena Value Fund
19.	Beech Hill Total Return Fund
20.	Biondo Focus Fund
21.	Biondo Growth Fund
22.	BTS Tactical Fixed Income Fund
23.	Chadwick & D’Amato Fund
24.	Changing Parameters Fund
25.	CMG Global Equity Fund
26.	CMG Global Macro Strategy Fund
27.	CMG Long/Short Fund (fka, CMG Tactical Futures Strategy Fund)
28.	CMG Tactical All Asset Strategy Fund
29.	CMG Tactical Bond Fund
30.	Crow Point Alternative Income Fund (fka, Armor Alternative Income Fund, Anchor Alternative Income Fund)
31.	CWC Small Cap Aggressive Value Fund
32.	Deer Park Total Return Credit Fund
33.	Eagle MLP Strategy Fund
34.	EAS Crow Point Alternatives Fund
35.	Equinox MutualHedge Futures Strategy Fund
36.	FX Strategy Fund
37.	GMG Defensive Beta Fund
38.	Ginkgo Multi-Strategy Fund
39.	Giralda Fund
40.	Giralda Risk-Managed Growth Fund
41.	Grant Park Absolute Return Fund
42.	Grant Park Fixed Income Fund
43.	Grant Park Managed Futures Strategy Fund
44.	Grant Park Multi-Alternative Strategies Fund
45.	Investment Partners Opportunities Fund
46.	Iron Horse Fund
47.	KCM Macro Trends Fund
48.	Ladenburg Income Fund
49.	Ladenburg Income & Growth Fund
50.	Ladenburg Growth & Income Fund
51.	Ladenburg Growth Fund
52.	Ladenburg Aggressive Growth Fund

53.	Leader Short-Term Bond Fund

54.	Leader Total Return Fund
55.	Navigator Equity Hedged Fund
56.	Navigator Duration Neutral Bond Fund
57.	Navigator Sentry Managed Volatility Fund
58.	Navigator Tactical Fixed Income Fund
59.	PSI All Asset Fund (fka, PSI Market Neutral Fund)
60.	PSI Total Return Fund
61.	PSI Strategic Growth Fund
62.	PSI Tactical Growth Fund
63.	PSI Calendar Effects Fund
64.	Pacific Financial Alternative Strategies Fund
65.	Pacific Financial Core Equity Fund
66.	Pacific Financial Dynamic Allocation Fund
67.	Pacific Financial Explorer Fund
68.	Pacific Financial Faith & Values Based Conservative Fund
69.	Pacific Financial Faith & Values Based Moderate Fund
70.	Pacific Financial Faith & Values Based Diversified Growth Fund
71.	Pacific Financial Flexible Growth & Income Fund
72.	Pacific Financial Foundational Asset Allocation Fund
73.	Pacific Financial International Fund
74.	Pacific Financial Strategic Conservative Fund
75.	Pacific Financial Tactical Fund
76.	Patriot Balanced Fund (fka, Ascendant Balanced Fund)
77.	Patriot Fund
78.	Power Dividend Index Fund
79.	Power Income Fund
80.	Power Momentum Index Fund
81.	Princeton Futures Strategy Fund

82. Princeton Long/Short Treasury Fund

83.	Princeton Premium Fund
84.	Probabilities Fund
85.	Probabilities Sector Rotation Fund
86.	Sandalwood Opportunity Fund
87.	Sierra Core Retirement Fund
88.	Sierra Strategic Income Fund
89.	Toews Tactical Defensive Alpha Fund
90.	Toews Hedged Core Frontier Fund (fka, Toews Hedged Emerging Markets Fund)
91.	Toews Hedged Growth Allocation Fund
92.	Toews Hedged High Yield Bond Fund
93.	Toews Hedged Core W Fund
94.	Toews Hedged Core L Fund
95.	Toews Hedged Core S Fund
96.	Toews Unconstrained Income Fund
97.	TransWestern Institutional Short Duration Government Bond Fund
98.	Zeo Strategic Income Fund